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                                                                    Exhibit 23.4

            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS


         We hereby consent to the incorporation by reference into the Post-Effective Amendment No. 1 to this Registration Statement on Form S-2 of Greka Energy Corporation of references to our firm in the form and context in which they appear in the Annual Report on Form 10-K of Greka Energy Corporation and all amendments thereto for the year ended December 31, 1999. We hereby further consent to the use of information contained in our reserve report, as of January 1, 2000, dated February 29, 2000, setting forth the Greka Energy Corporation oil and gas reserves and revenue estimated for properties located in the United States.


                                         NETHERLAND, SEWELL & ASSOCIATES, INC.

                                         By: /s/ G. Lance Binder
                                            ------------------------------------
                                            G. Lance Binder
                                            Senior Vice President

Dallas, Texas
September, 6, 2000